UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 22, 2022
BANCPLUS CORPORATION
(Exact Name of Registrant as Specified in Charter)
Mississippi
(State or Other Jurisdiction of Incorporation)

333-236022	64-0655312
(Commission File Number)	(IRS Employer Identification No.)

1068 Highland Colony Parkway
Ridgeland, MS	39157
(Address of Principal Executive Offices)	(Zip Code)

(601) 898-8300
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 22, 2022, BancPlus Corporation (the “Company”), the holding company of BankPlus (the “Bank”), entered into a Letter Agreement (including annexes thereto, collectively, the “Purchase Agreement”) with the U.S. Department of Treasury (the “Treasury”) under the Emergency Capital Investment Program (“ECIP”) as previously disclosed on a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 8, 2022. Pursuant to the Purchase Agreement, the Company agreed to issue and sell 250,000 shares of the Company’s preferred stock designated as Senior Non-Cumulative Perpetual Preferred Stock, Series ECIP (the “Preferred Stock”) for an aggregate purchase price of $250,000,000 in cash. The Preferred Stock was issued in a private placement exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

The Preferred Stock bears no dividend for the first two years following the issuance of the Preferred Stock. Thereafter, the annual dividend rate will be adjusted, not lower than 0.5% and not higher than 2%, based on our extension of credit of qualified lending as defined in the terms of the ECIP Interim Final Rule and the Purchase Agreement and the investment amount. After the tenth anniversary of the issuance of the Preferred Stock, the dividend rate will be fixed based on the average annual amount of lending in years 2 through 10 compared to the baseline qualified lending and the average investment amount. Dividend will be payable quarterly in arrears on March 15, June 15, September 15, and December 15.

The Preferred Stock may be redeemed at the option of the Company on or after September 15, 2027 (or earlier in the event of loss of regulatory capital treatment), subject to the approval of the appropriate federal banking regulator and in accordance with the federal banking agencies’ regulatory capital regulations. The restrictions on redemption are set forth in the certificate of designations (the “Certificate of Designations”) filed with the Mississippi Secretary of State for the purpose of amending its Articles of Incorporation to fix the designations, preferences, limitations and relative rights of the Preferred Stock as described in Item 5.03 below.

In the Purchase Agreement, the Company also agreed to, upon the future written request of the Treasury, comply with the terms of a Registration Rights Agreement included as an annex to the Purchase Agreement and incorporated by reference therein (the “Registration Rights Agreement”), providing for certain registration rights of the Treasury. As long as the Company is not eligible to file on Form S-3, upon written request of the Treasury, the Company would be required to prepare and file a shelf registration statement covering the potential resale of the Preferred Stock as promptly as practicable. Once the Company is eligible to file on Form S-3, the Company agreed to prepare and file such shelf registration statement within 30 days. The Registration Rights Agreement also includes customary “piggyback” registration rights, suspension rights, indemnification, contribution, and assignment provisions.

The Purchase Agreement includes customary representations, warranties and covenants of the Company. In the Purchase Agreement, the Company also agreed that, within ninety (90) days of the closing date, the Board of Directors shall adopt an excessive or luxury expenditures policy in accordance with the ECIP Interim Final Rule.

The foregoing description of the Certificate of Designations, the Purchase Agreement and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the complete text of the Certificate of Designations and the Purchase Agreement, which are filed herewith as Exhibits 4.1 and 10.1, respectively, and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.02.

Item 3.03 Material Modification to Rights of Shareholders.

Pursuant to the Purchase Agreement and the Certificate of Designations, the ability of the Company to declare or pay dividends or distributions on, or repurchase, redeem or otherwise acquire for consideration, shares of its Junior Stock (as defined below) and Parity Stock (as defined below) will be subject to restrictions in the event that the Company fails to declare and pay full dividends during the most recently completed dividend period on its Preferred Stock. These restrictions are set forth in the Certificate of Designations attached as Exhibit 4.1 hereto and incorporated herein by reference.

Moreover, pursuant to the Purchase Agreement and the Certificate of Designations, in addition to any other vote or consent of stockholders required by law or by the Company’s Articles of Incorporation, as amended, the approval of at least two-thirds (66 2/3%) of the outstanding Preferred Stock will be required to approve any of the following: (i) any amendment or alteration of the Certificate of Designations or the Company’s Articles of Incorporation to authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock ranking senior to the Preferred Stock with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Company; (ii) any amendment, alteration or repeal of any provision of the Certificate of Designations or the Company’s Certificate of Incorporation so as to adversely affect the rights, preferences, privileges or voting powers of the Preferred Stock; (iii) any consummation of a binding share exchange or reclassification involving the Preferred Stock, or of a merger or consolidation of the Company with another corporation or other entity, subject to certain exceptions; or (iv) the consummation of a transaction where “person” or “group” becomes the direct or indirect ultimate “beneficial owner,” within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 promulgated under that Act, of the Company’s common stock, par value $1.00 per share (the “Common Stock”), unless as a result of the transaction each share Preferred Stock shall be converted into or exchanged for one share with an equal liquidation preference of the Company or the acquiror, subject to certain exceptions.

“Junior Stock” means the Common Stock and any other class or series of stock of the Company the terms of which expressly provide that it ranks junior to the Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Company.

“Parity Stock” means any class or series of stock of the Company that ranks on a parity with the Preferred Stock as to dividend rights (without regard to whether dividends accrue cumulatively or noncumulatively) and any other class or series of stock of the Company (other than Common Stock, Preferred Stock or any class or series of stock identified in the definition of Junior Stock) the terms of which do not expressly provide that such class or series will rank senior or junior to the Preferred Stock as to dividend rights.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” and “Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year” are incorporated by reference into this Item 3.03.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective June 22, 2022, the Company amended its Articles of Incorporation by filing the Certificate of Designations with the Mississippi Secretary of State for the purpose of fixing the designations, preferences, limitations and relative rights of the Preferred Stock.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” and “Item 3.03 Material Modification to Rights of Shareholders” are incorporated by reference into this Item 5.03.
Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits

Exhibit Number	Description of Exhibit

4.1	Certificate of Designations of Senior Non-Cumulative Perpetual Preferred Stock, Series ECIP

4.2	Form of Certificate for Senior Non-Cumulative Perpetual Preferred Stock, Series ECIP

10.1*
Letter Agreement, dated June 22, 2022, between BancPlus Corporation and the U.S. Department of Treasury, with respect to the issuance of Senior Non-Cumulative Perpetual Preferred Stock, Series ECIP (including the Securities Purchase Agreement and the Registration Rights Agreement attached and annexed thereto)

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the inline XBRL Document

*Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the SEC upon request; provided, however, that the parties may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any document so furnished.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BancPlus Corporation

June 23, 2022	By:	/s/ Karlen Turbeville
Karlen Turbeville
Senior Executive Vice President and Chief Financial Officer